EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-91481, 33-11527, 33-19759, 33-33300, 33-53039, and 33-53041) of Data General
Corporation of our report dated October 20,1995 appearing in the 1995 Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of this Form 10-K.



PRICE WATERHOUSE LLP



Boston, Massachusetts
December 20, 1995